SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-27570	56-1640186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2005, PPD Development, LP, a subsidiary of the registrant, entered in an amended and restated employment agreement with Francis J. Casieri as Senior Vice President of Global Business Development. Mr. Casieri is responsible for the worldwide account development of PPD Development and the other PPD entities specified in the agreement.

The amended and restated employment agreement with Mr. Casieri supersedes the terms and conditions of his existing employment agreement to reflect his position and salary. The new agreement makes no changes to Mr. Casieri’s employment term, which runs through September 30, 2005. Mr. Casieri will receive a base salary of $15,500 per month, and is entitled to annual bonuses based on the attainment of PPD Development performance goals.

The description of the amended and restated employment agreement set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.210 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.210	Amended and Restated Employment Agreement dated January 14, 2005, between PPD Development, LP and Francis J. Casieri.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: January 19, 2005
/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Chief Financial Officer